Exhibit 99.2

Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa

Consolidated Financial Statements as of and for the year ended December 31, 2019, and Report of Independent Auditors

COLUMBIA PROPERTIES TAHOE, LLC
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors

To the Board of Directors of
Caesars Entertainment, Inc.

We have audited the accompanying consolidated financial statements of Columbia Properties Tahoe, LLC, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statement of operations, net parent investment and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Columbia Properties Tahoe, LLC, at December 31, 2019, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Adoption of ASU No. 2016-02

As discussed in Note 2 to the consolidated financial statements, the Company has elected to change its method of accounting for the recognition and measurement of leases in the year ended December 31, 2019, due to the adoption of ASU No. 2016-02, ASC 842 Leases and related amendments. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

March 15, 2021

COLUMBIA PROPERTIES TAHOE, LLC
CONSOLIDATED BALANCE SHEET

(In thousands)	As of December 31, 2019
Assets
Current assets
Cash and cash equivalents	$3,085
Account receivables, net	1,896
Inventories	622
Prepayments and other current assets	1,114
Total current assets	6,717
Property and equipment, net	60,032
Goodwill	5
Intangible assets	4,635
Deferred charges and other assets	41,424
Total assets	$112,813

Liabilities and Net Parent Investment
Current liabilities
Accounts payable	$1,104
Accrued expenses and other current liabilities	4,670
Total current liabilities	5,774
Deferred credits and other liabilities	66,338
Total liabilities	72,112
Commitments and contingencies (Note 7)
Net parent investment	40,701
Total liabilities and net parent investment	$112,813

See accompanying Notes to Consolidated Financial Statements.

COLUMBIA PROPERTIES TAHOE, LLC
CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)	Year Ended December 31, 2019
Revenues
Casino	$12,083
Food and beverage	12,185
Hotel	14,711
Other	4,120
Net revenues	43,099
Operating expenses
Direct
Casino	7,968
Food and beverage	7,879
Hotel	3,412
Other	2,047
General and administrative	15,800
Depreciation and amortization	4,705
Total operating expenses	41,811
Operating income	1,288
Interest income, net	3
Net income	$1,291

See accompanying Notes to Consolidated Financial Statements.

COLUMBIA PROPERTIES TAHOE, LLC
CONSOLIDATED STATEMENT OF NET PARENT INVESTMENT

(In thousands)
Balance as of January 1, 2019	$42,550
Cumulative change in accounting principle	(1,477)
Net income	1,291
Distributions to parent, net	(1,663)
Balance as of December 31, 2019	$40,701

See accompanying Notes to Consolidated Financial Statements.

COLUMBIA PROPERTIES TAHOE, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)	Year Ended December 31, 2019
Cash flows from operating activities
Net income	$1,291
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	4,705
Non-cash lease amortization	(240)
Change in current assets and liabilities:
Account receivables	(235)
Inventories	42
Prepayments, and other current assets	359
Accounts payable	219
Accrued expenses and other liabilities	(825)
Cash flows provided by operating activities	5,316
Cash flows from investing activities
Purchase of property and equipment	(2,511)
Cash flows used in investing activities	(2,511)
Cash flows from financing activities
Net payments to parent	(3,039)
Cash flows used in financing activities	(3,039)
Net decrease in cash and cash equivalents	(234)
Cash and cash equivalents, beginning of period	3,319
Cash and cash equivalents, end of period	$3,085

See accompanying Notes to Consolidated Financial Statements.

COLUMBIA PROPERTIES TAHOE LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In these notes, the words “Company,” “we,” “our,” and “us” refer to Columbia Properties Tahoe, LLC.
Note 1 — Organization and Basis of Presentation
Organization
The Company is a wholly owned subsidiary of Caesars Entertainment Inc. (“Parent”). The Company and its wholly owned subsidiary MB Development LLC, operate MontBleu Casino Resort & Spa (“MontBleu”) in Stateline, Nevada, under a license issued by the Nevada Gaming Commission (“NGC”), and is subject to the rules and regulations established by the NGC.

MontBleu is situated on approximately 21 acres in South Lake Tahoe, Nevada surrounded by the Sierra Nevada Mountains. In addition to a casino, the property offers a race and sportsbook, a hotel, restaurants and various non-gaming amenities, including retail shops, nightclubs, a showroom, meeting and convention space, a parking garage, a full-service health spa and workout area, an indoor heated lagoon-style pool with whirlpool and a wedding chapel. MontBleu’s primary feeder markets include Northern California, the Reno area and the Pacific Northwest.

On April 24, 2020, our Parent entered into an agreement to sell the Company to Bally’s Corporation. The transaction is expected to close in the first half of 2021.
Basis of Presentation
Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), which require the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Management believes the accounting estimates are appropriate and reasonably determined. Actual amounts could differ from those estimates.

Our consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all intercompany accounts and transactions. All intercompany transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared from separate records maintained by our Parent and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as entities unaffiliated with the Parent. Portions of certain expenses represent allocations from the Parent. See Note 8, “Related Parties.”

Note 2 — Summary of Significant Accounting Policies
Additional significant accounting policy disclosures are provided within the applicable notes to the consolidated financial statements.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash maintained for gaming operations.
Accounts Receivable and Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company issues markers to approved casino customers following background checks and assessments of creditworthiness. Trade receivables, including casino receivables, are typically non-interest bearing and initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is maintained to reduce the Company’s receivables to their carrying amount, which approximates fair value. The allowance is estimated based on specific review of

COLUMBIA PROPERTIES TAHOE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
customer accounts, historical collection experience and reasonable forecasts which consider current economic and business conditions. As of December 31, 2019, the Company has estimated an allowance for doubtful accounts of $65 thousand.
Inventories
Inventories, consisting of food, beverage and gift shop items, are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value.
Self-Insurance Reserves
The Parent is self-insured for various levels of general liability and workers’ compensation coverage, which is provided to us. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not yet reported. The Parent utilizes independent consultants to assist management in its determination of estimated insurance liabilities. While the total cost of claims incurred depends on future developments, in managements’ opinion, recorded reserves are adequate to cover future claims payments. Self-insurance reserves are included in accrued other liabilities on the consolidated balance sheet.
Outstanding Chip Liability
The Company recognizes the impact on gaming revenues on an annual basis to reflect an estimate of the change in the value of outstanding chips that are not expected to be redeemed. This estimate is determined by the difference between the total value of chips placed in service less the value of chips in the inventory of chips under our control. The outstanding chip liability is included in accrued other current liabilities on the consolidated balance sheet.
Customer Relationships
The Company offers programs whereby participating customers can accumulate points for wagering that can be redeemed for free play on slot machines, food and beverage, merchandise and, in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the standalone selling price of the points when earned based upon the retail value of the benefits, historical redemption rates and estimated breakage and recognized as departmental revenue based on where such points are redeemed upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.
Complimentaries
The Company offers discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage, and other services provided to customers is recognized as a reduction to the revenues for the department which issued the complimentary and a credit to the revenue for the department redeemed. Complimentaries provided by third parties at the discretion and under the control of the Company are recorded as an expense when incurred.
The Company’s revenues included complimentaries and loyalty point redemptions totaling $8,771 thousand for the year ended December 31, 2019.
Casino Revenue
The Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives.

COLUMBIA PROPERTIES TAHOE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
Non-gaming Revenue
Hotel, food and beverage and other operating revenues are recognized as services are performed and is the net amount collected from the customer for such goods and services. Hotel, food and beverage services have been determined to be separate, stand-alone performance obligations and are recorded as revenue as the good or service is transferred to the customer over the customer’s stay at the hotel or when the delivery is made for the food and beverage. Advance deposits for future hotel occupancy, convention space or food and beverage services contracts are recorded as deferred income until the revenue recognition criteria has been met. The Company also provides goods and services that may include multiple performance obligations, such as for packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.
Advertising Expenses
Advertising costs are expensed in the period the advertising initially takes place and are included in marketing and promotions expenses within operating expenses. Advertising costs included in marketing and promotion expenses were $1,245 thousand for the year ended December 31, 2019.
Income Taxes
The Company is a disregarded entity (single member LLC) of the Parent, file U.S. and state income tax returns as part of the consolidated group. The Parent is ultimately responsible for the taxes payable of the combined group, as such tax expense and related payables are not included in the consolidated financial statement of the Company.
Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated into the Company’s consolidated financial statements include useful lives for depreciable and amortizable assets, cash flows in assessing goodwill and indefinite-lived intangible assets for impairment and the recoverability of long-lived assets, self-insurance reserves, player loyalty program liabilities, contingencies and litigation, and claims and assessments. Actual results could differ from these estimates.
Recently Issued Accounting Pronouncements
Pronouncements Implemented in 2019
In February 2016 (as amended through December 2018), the FASB issued ASU No. 2016-02 codified as Accounting Standards Codification (“ASC”) 842, Leases, (“ASC 842”) which addresses the recognition and measurement of leases. Under the new guidance, for all leases (with the exception of short-term leases), at the commencement date, lessees will be required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to control the use of a specified asset for the lease term.
The Company adopted ASC 842 on January 1, 2019 using the prospective adoption approach. The Company elected the package of practical expedients permitted under the transition guidance within ASC 842, which among other things, allows us to carry forward the historical lease identification, lease classification and treatment of initial direct costs for leases entered into prior to January 1, 2019. The Company also made an accounting policy election to not record short-term leases with an initial term of 12 months or less on the balance sheet for all classes of underlying assets. The Company also elected to not adopt the hindsight practical expedient for determining lease terms.

COLUMBIA PROPERTIES TAHOE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
The Company’s operating leases, in which the Company is the lessee, are recorded on the balance sheet as a Right-of-Use asset with a corresponding lease liability. The lease liability will be remeasured each reporting period with a corresponding change to the Right-of-Use asset. Upon adoption of ASC 842, the Company recorded a right of use asset of $41,033 thousand and related operating lease liability of $67,230 thousand with no impact on the statement of operations or statement of cash flows.
In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. This amendment modifies accounting guidelines for income taxes and is effective for annual periods beginning after December 15, 2021 with early adoption allowed. We adopted the new guidance during 2020 on a retrospective basis as allowed per the amendments by electing not to present income taxes in the Company's consolidated financial statements. The adoption of this ASU decreased the Company’s opening Parent investment and long-term liabilities by $1,477 thousand as a result of removing the historical allocated tax impact from the Company level and had no impact on the Company’s assets or net income.
Note 3 — Leases
The Company’s management determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.
Operating lease ROU assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. As the implicit rate is not determinable in most of the Company’s leases, management uses the Parent’s incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The expected lease terms include options to extend or terminate the lease when it is reasonably certain the Company will exercise such options. Lease expense for operating leases with minimum lease payments is recognized on a straight-line basis over the expected lease term.
The Company’s lease arrangements have lease and non-lease components. For leases in which the Company is the lessee, the Company accounts for the lease components and non-lease components as a single lease component for all classes of underlying assets. Leases, in which the Company is the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately, which is consistent with the Company’s historical accounting. Leases with an expected or initial term of 12 months or less are not accounted for on the balance sheet and the related lease expense is recognized on a straight-line basis over the expected lease term. The Company's ROU assets were offset by an unfavorable lease liability of our ground lease that existed at the time of adopting ASC 842 on January 1, 2019.
The Company has operating leases for various real estate and equipment. Certain of the Company’s lease agreements include rental payments based on a percentage of sales over specified contractual amounts, rental payments adjusted periodically for inflation and rental payments based on usage. The Company’s leases include options to extend the lease term one month to 25 years.
The Company leases the land on which they operate. The lease has an initial term date of December 31, 2028, and has renewal options through December 31, 2053. Fixed rent payments are due monthly and are subject to annual inflation adjustments. In addition to the fixed rent payment, an annual payment may be due based on a percentage of gross revenue over a defined minimum target. Additionally, we are required to make minimum annual capital expenditures which is determined as a percentage of our net revenues, as defined by our lease. For the year ended December 31, 2019, no amounts were due based on gross revenues.

COLUMBIA PROPERTIES TAHOE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Leases recorded on the balance sheet consist of the following (in thousands):

	Classification on the Balance Sheet	December 31, 2019
ASSETS
Operating lease ROU assets	Deferred charges and other assets	$41,421
LIABILITIES

Current operating lease liabilities	Accrued expenses and other current liabilities	$531

Non-current operating lease liabilities	Deferred credits and other liabilities	$66,338
Other information related to lease terms and discount rates are as follows as of December 31, 2019:

Weighted Average Remaining Lease Term
Operating Leases	34.46 years
Weighted Average Discount Rate
Operating Leases(1)	7.10%
(1) Upon adoption of the new lease standard, discount rates used for existing operating leases were established on January 1, 2019.
The components of lease expense are as follows for the year ended December 31, 2019 (in thousands):

Lease expense:
Operating lease expense	$4,499
Short-term and variable lease expense	971
Total lease expense	$5,470
Supplemental cash flow information related to leases is as follows for the year ended December 31, 2019 (in thousands):

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$5,248
Maturities of lease liabilities at December 31, 2019 are summarized as follows (in thousands):

Year ending December 31,
2020	$5,287
2021	5,209
2022	5,189
2023	5,186
2024	5,183
Thereafter	150,232
Total future minimum lease payments	176,286
Less: amount representing interest	(109,417)
Present value of future minimum lease payments	66,869
Less: current lease obligations	(531)
Long-term lease obligations	$66,338

COLUMBIA PROPERTIES TAHOE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 4 — Property and Equipment

Property and equipment are stated at cost or fair value if acquired in a business combination. Depreciation is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in operating income.

Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Buildings and improvements	3 to 40 years
Land improvements	12 to 40 years
Furniture, fixtures and equipment	2 to 15 years
The Company evaluates its property and equipment and other long-lived assets for impairment whenever indicators of impairment exist. The Company then compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment charge is recorded. No impairment charges were recorded for the year ended December 31, 2019.
Property and equipment, net is as follows (in thousands):

As of December 31, 2019
Land	$1,027
Buildings and improvements	50,857
Furniture, fixtures, and equipment	13,612
Total property and equipment	65,496
Less: accumulated depreciation	(5,464)
Total property and equipment, net	$60,032

Depreciation Expense
(In thousands)	Year Ended December 31, 2019
Depreciation expense	$4,438

Note 5 — Intangible Assets, Net
Goodwill represents the excess of purchase price over fair market value of net assets acquired in business combinations. Indefinite-lived intangible assets consist of acquired trade name and gaming license. Indefinite-lived intangible assets are not subject to amortization.

Goodwill and indefinite-lived intangible assets must be reviewed for impairment at least annually and between annual test dates in certain circumstances. The Company performs its annual impairment tests as of October 1st of each fiscal year. If the carrying amount of goodwill or an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess amount. As a result of the annual impairment review for goodwill and indefinite-lived intangible assets, no impairment charges were recorded.

Amortization is computed using the straight-line method over the estimated useful life of the asset. The Company evaluates for impairment whenever indicators of impairment exist. When indicators are noted, the Company then compares the estimated

COLUMBIA PROPERTIES TAHOE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
undiscounted future cash flows, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is recorded. No impairment charge was recorded for the year ended December 31, 2019.
Intangible assets, net, is as follows (in thousand):

	As of December 31, 2019	Estimated Useful Life
Goodwill	$5	Indefinite

Gaming licenses	568	Indefinite
Trademarks	3,600	Indefinite
Customer relationships	800	3 years
Subtotal	4,968
Accumulated amortization	(333)
Total gaming licenses and other intangible assets, net	$4,635
Amortization expense with respect to intangible assets for the year ended December 31, 2019, totaled $267 thousand, which is included in depreciation and amortization in the consolidated statement of operations.

Gaming licenses represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Company has determined that they have indefinite useful lives.
Estimated two-year amortization is as follows (in thousands):

	Years Ending December 31,
	2020	2021
Estimated annual amortization expense	$267	$200

Note 6 — Accrued Expenses and Other Current Liabilities
A summary of accrued expenses and other current liabilities is as follows (in thousands):

December 31, 2019
Payroll and other compensation	$1,225
Accrued taxes	405
Self-insurance	217
Outstanding chip and token liability	1,366
Advance deposits	69
Operating lease liability	531
Other accruals	857
Total accrued expenses and other current liabilities	$4,670

COLUMBIA PROPERTIES TAHOE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
Note 7 — Commitments and Contingencies
The Company is a party to various legal and administrative proceedings, which have arisen in the normal course of its business. Estimated losses are accrued for these proceedings when the loss is probable and can be estimated. The current liability for the estimated losses associated with these proceedings is not material to the Company’s financial condition and those estimated losses are not expected to have a material impact on its results of operations. In addition, the Company maintains what it believes is adequate insurance coverage to further mitigate the risks of such proceedings. However, such proceedings can be costly, time consuming and unpredictable and, therefore, no assurance can be given that the final outcome of such proceedings may not materially impact the Company’s financial condition or results of operations. Further, no assurance can be given that the amount of scope of existing insurance coverage will be sufficient to cover losses arising from such matter. The Company is party to other ordinary and routine litigation incidental to our business. We do not expect the outcome of any such litigation to have a material effect on our financial position, results of operations, or cash flows, as we do not believe it is reasonably possible that we will incur material losses as a result of such litigation.

Note 8 — Related Parties
Net parent investment—Net parent investments primarily arise from cash transfers between the Company and the Parent related to casino operations and property and equipment transfers.

Management fees—The Company has an agreement, with the Parent to provide certain management, administrative and corporate services to the Company in exchange for a fee. The Company incurred $232 thousand for shared services during the year ended December 31, 2019, which was included in general and administrative expenses in the consolidated statement of operations.

Note 9 — Retirement Plans
The Parent maintains a defined contribution plan under section 401(k) of the Internal Revenue Code for all employees with certain eligibility requirement as outlined in the plan document. The plan allows employees to defer a portion of their income on a pretax basis. The Company matches contributions equal to 50% of the first 6%. Matching contribution expenses for the year ended December 31, 2019 was $144 thousand.

Note 10 — Subsequent Events
In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 15, 2021, the date the Company’s consolidated financial statements were available to be issued.